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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                    (PROFIT)



TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

1.       The name of this corporation is:

         AmeriVision Communications, Inc.
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              (Please refer to procedure sheet for statutory words
                required to be included in the corporate name.)

2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are:

         Rocky Lee Marshall,  1315 SW 24th, Bldg. E.,  Norman, Cleveland 73072
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         Name                 Number & Street Address   City    County  Zip Code

3.       The duration of the corporation is:   Perpetual
                                            ------------------------------------
                                            (Perpetual unless otherwise stated)

4.       The purpose or purposes for which the corporation is formed are:

         To enter into the telephone and communications business in all its phases and to engage in any lawful act or activity for which corporations may be organized under the General Corporations Laws of the State of Oklahoma.

5. The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the share of each class are as follows:


    NUMBER OF                                    PAR VALUE PER SHARE
     SHARES                   SERIES     (Or, if without par value, so state)
---------------------------   ------   --------------------------------------
Common   1,000,000                                $.10 (10 cents)
       --------------------            --------------------------------------
Preferred
         ------------------            --------------------------------------
Total No. Shares: 1,000,000            Total Authorized Capital:     $100,000
                 ----------                                     -------------

6. If the powers if the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

       NAME             MAILING ADDRESS          CITY       STATE     ZIP CODE
------------------   ---------------------  --------------  -----     --------

------------------   ---------------------  --------------  -----     --------

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7.       The name and mailing address of the incorporator(s):

       NAME             MAILING ADDRESS          CITY       STATE     ZIP CODE
------------------   ---------------------  --------------  -----     --------
Rocky Lee Marshall   1315 SW 24th, Bldg. E      Norman       OK         73072

         THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma does certify that the facts herein stated are true, and has accordingly hereunto set my hand this 4th day of March, 1991.


                                                   /s/   Rocky Lee Marshall
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                                                            Signature


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                                                            Signature